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                                                                    EXHIBIT 23.4

                    INDEPENDENT PUBLIC ACCOUNTANTS' CONSENT


     As independent public accountants, we hereby consent to the use of our report (and to all references to our firm) dated February 28, 1997 on the financial statements of the Tacoma Plant in the Registration Statement (Amendment No. 2 to Form S-4) and related Prospectus of Pioneer Americas Acquisition Corp. for the registration of $200,000,000 9 1/4% Series B Senior Secured Notes due 2007.


                                            Arthur Andersen LLP

Dallas, Texas

September 25, 1997